UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Aileron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy., Suite 250, #390 Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 802-1989

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2024, Aileron Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC, as underwriter (the “Underwriter”), relating to an underwritten offering (the “Offering”) of 4,273,505 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and accompanying warrants (“Warrants”) to purchase 4,273,505 shares of Common Stock. All of the Shares and Warrants are being sold by the Company. Each Share is being offered and sold together with an accompanying Warrant at a combined offering price of $4.68, and the Underwriter has agreed to purchase each Share with an accompanying Warrant from the Company pursuant to the Underwriting Agreement at a combined price of $4.3524.

The Company estimates that the net proceeds from the Offering will be approximately $17.9 million, after deducting underwriting discounts and commissions and estimated offering expenses, and excluding any proceeds that may be received from exercise of the Warrants. The Company expects to use the net proceeds from the Offering, together with its existing cash and cash equivalents, to fund the development and commercialization of its product candidates, including its ongoing Phase 1b clinical trial of LTI-03; and for working capital and other general corporate purposes.

The Shares and Warrants will be issued pursuant to a prospectus supplement dated May 1, 2024, and an accompanying base prospectus that form a part of the registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2022 (File No. 333-265470), and was declared effective by the SEC on June 16, 2022. The closing of the Offering is expected to take place on or about May 3, 2024, subject to the satisfaction of customary closing conditions.

Each Warrant will have an exercise price per share of Common Stock equal to $4.68. Each Warrant will be immediately exercisable and may be exercised until the third anniversary of the issuance date. Each Warrant is exercisable solely by means of a cash exercise, except that a Warrant is exercisable via cashless exercise if at the time of exercise, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or the prospectus contained therein is not available for the issuance of the shares of Common Stock underlying the Warrants. The Warrants include certain rights upon “fundamental transactions” as described in the Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction (as described in such Warrants) of the unexercised portion of the applicable Warrants immediately prior to such fundamental transaction. A holder of Warrants (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately after exercise.

Each Warrant is callable by the Company during the ten trading day period after the date that is 30 days following the public announcement by the Company of the top-line results from the Phase 1b clinical trial of LTI-03 in patients with idiopathic pulmonary fibrosis, including a statement that there were no drug-related adverse events that resulted in a discontinuation of the trial (the “Trigger Date”). Subject to certain exceptions, in the event that the Warrants are outstanding, if, after the Trigger Date, then the Company may, within ten trading days of the Trigger Date, upon notice (a “Call Notice”), call for cancellation of the Warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per share of Common Stock; provided that the Company may only deliver such Call Notice if the volume-weighted average price of its shares of common stock exceeds the exercise price of the Warrants on the trading day immediately prior to the date the Company delivers the Call Notice. Any Warrant subject to such Call Notice for which a notice of exercise shall not have been received by the Call Date (as hereinafter defined) will be canceled at 6:30 p.m. (New York City time) on the tenth trading day after the date we send the Call Notice (such date and time, the “Call Date”).

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Copies of the Underwriting Agreement and the Form of Warrant are attached as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the terms of the Underwriting Agreement and the Form of Warrant are each qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares, the Warrants and the shares of Common Stock underlying the Warrants is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Events.

Press Release

The full text of the press release issued on May 1, 2024, announcing the pricing of the Offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cash Runway

Based on the Company’s current operating plan, the Company believes that the net proceeds from the Offering, together with its existing cash and cash equivalents, will enable the Company to fund its planned operating expenses and capital expenditure requirements through the second quarter of 2025. The Company has based its estimates on assumptions that may prove to be wrong, and the Company could use its capital resources sooner than it currently expects.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans, and prospects for the Company, including the Company’s expectations and plans regarding the Offering, the Company’s anticipated net proceeds from the Offering, the planned use of the proceeds of the Offering, the anticipated closing date of the Offering, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties related to market conditions, the satisfaction of customary closing conditions related to the Offering, the need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the prospectus supplement related to the Offering filed with the SEC on May 1, 2024, and the Company’s quarterly and annual reports on file with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 1, 2024, between Aileron Therapeutics, Inc. and Titan Partners Group LLC

4.1	Form of Warrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 above)

99.1	Press Release of Aileron Therapeutics, Inc., dated May 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AILERON THERAPEUTICS, INC.

Date: May 1, 2024	By:	/s/ Brian Windsor
Brian Windsor, Ph.D.
President and Chief Executive Officer